Exhibit 99.1

SITO Mobile Announces the Appointment of Brett O’Brien to the Board of Directors, the Resignation of Mark Del Priore and the Appointment of William Seagrave and Aaron Tam as Interim Co-Chief Financial Officers

JERSEY CITY, N.J., July 26, 2018 -- SITO Mobile Ltd. (NASDAQ: SITO), an insights-driven Consumer Behavior and Location Sciences™ company (the “Company” or “SITO”), announced today that Brett O’Brien has joined the Company’s Board of Directors (the “Board”).

Brett O’Brien brings a wealth of experience in the marketing and advertising fields. Since November 2012, Mr. O’Brien has served as a Senior Vice President and General Manager at Gatorade, where he is responsible for leading Gatorade’s North American business, including innovative retail and marketing strategy, sports marketing and integrated consumer engagement programs. Before joining Gatorade, Mr. O’Brien led several recognized beverage brands including Mountain Dew, AMP Energy, Sierra Mist and Pepsi’s flavored soft drink brands. Mr. O’Brien’s accolades include being named to Advertising Age’s 40 Under 40 in 2013 and Digital A-List in 2010, and he has been nominated as Brandweek’s “2010 Marketer of the Year.”

Thomas J. Pallack, the Company’s Chief Executive Officer, commented that, “We are excited to welcome Brett to our Board of Directors. Brett is a leading, global innovative and creative marketer with industry-wide recognition. His appointment, in addition to the most recent appointments of Steven Felsher, Jon Bond, and Bonin Bough to our Board, reflects a new and invigorated leadership team at SITO Mobile that is comprised of a number of leading and prominent industry executives. Through our continued commitment to delivering powerful insights, and developing effective media advertising, we will seek to build substantial shareholder value.”

Mr. O’Brien will serve on the Board until the Company’s 2018 Annual Meeting of Shareholders, or until his successor has been elected and qualified.

In addition, the Board has unanimously appointed William Seagrave and Aaron Tam as interim Co-Chief Financial Officers to replace Mark Del Priore, who resigned as the Company’s Chief Financial Officer on July 23, 2018.

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The Company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands. For more information regarding SITO’s science, technology and customized solutions spanning media and research, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information

This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our ability to recruit additional, highly-qualified candidates to our Board, our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K, for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended September 30, 3017, and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and the documents that we reference in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

Investor Relations

Rob Fink

Hayden IR

Phone: 646.415.8972

Email: SITO@haydenir.com

Source: SITO Mobile, Ltd.